Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm and Legal Counsel” and to the use of our report dated June 24, 2014, in the Registration Statement on Form N-2 (File No. 333-197489) and Amendment No. 16 (File No. 811-22463), and related Prospectus of Ironwood Institutional Multi-Strategy Fund LLC (the Fund) for the registration of $2,000,000,000 in units of limited liability company interests of the Fund.

San Francisco, CA
August 18, 2014